UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2011
GLOBAL CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-30303	84-1522846
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6040 Upshaw Ste. 105 Humble, Texas		77396
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 441-2538

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

This Current Report on Form 8-K/A hereby amends and restates Item 4.01 of the Current Report on Form 8-K filed by Global Clean Energy, Inc. (the “Company”) on May 25, 2011, in its entirety, to include additional disclosure under Item 4.01 relating the dismissal of its independent public accountant and the retention of its new independent public accountant.

Item 4.01  Changes in Registrant’s Certifying Accountant.

On May 18, 2011, Global Clean Energy, Inc. (the “Company”) notified Ankit Consulting Services Inc. (“Ankit”) that it was dismissing Ankit and had retained M&K CPAs (“M&K”) as its new independent public accounting firm.  The decision to dismiss Ankit and to engage M&K was approved by the Company's Board of Directors.

During the time that Ankit was engaged by the Company it did not deliver any report on the Company's financial statements.

During the Company’s two most recent fiscal years and the subsequent interim period ended May 18, 2011 (the date of Ankit’s dismissal), there were no disagreements between the Company and Ankit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Ankit’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with any report.  Also, during such periods, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Ankit with the foregoing disclosures and Ankit has furnished a letter, attached hereto as exhibit 99.1, addressed to the Securities and Exchange Commission stating that agrees with the statements made by the Company herein.

On May 18, 2011, the Company engaged M&K as its new independent public accounting firm to audit the Company's consolidated financial statements.  During the Company's two most recent fiscal years ending December 31, 2010 and the subsequent interim period ended May 18, 2011 (the date of M&K’s engagement), the Company did not consult M&K with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, any reportable events or other matters set forth in Item 304(a)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CLEAN ENERGY, INC.

Date: July 28, 2011	By:	/s/ Kenneth S. Adessky
Kenneth S. Adessky
Chief Financial Officer